SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         January 26, 2004

United Therapeutics Corporation
_______________________________________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749

(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292
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Item 5. Other Events.

     On January 26, 2004, United Therapeutics Corporation issued a press release announcing (i) the bioequivalence of Remodulin when delivered intravenously as compared to subcutaneous delivery, and (ii) no net patient growth in the fourth quarter of 2003 due to higher patient discontinuations and the year-end holiday slow down in new patient starts.

Item 7. Exhibits

     (c) Exhibits

Exhibit No.	Description of Exhibit

99	Press release dated January 26, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated:	January 26, 2004	By:	/s/ Paul A. Mahon
		Name:	Paul A. Mahon
		Title:	EVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99	Press Release dated January 26, 2004